Exhibit 10.2 First Amendment to Agreement, dated September 10, 2012

FIRST AMENDMENT TO

ASSET FUNDING / OPERATION AGREEMENT

This Asset Funding / Operation Agreement ("Agreement") entered into this 30th day of June, 2012 by and among USCORP, a Nevada corporation; USMetals, a Nevada corporation; Arizona Gold Corp., a British Columbia corporation; Arizona Gold Founders, L.L.C., a California limited liability company; William and Denise DuBarry Hay; Kaswit, Inc. and AGC Corp., an Arizona corporation.

WHEREAS, the above parties collectively entered into the Agreement dated June 28, 2012; and

WHEREAS, the parties desire to amend Paragraph 2 thereof as hereinafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto agree as follows:

1. Paragraph 2 of the Agreement is hereby amended to provide that the Closing shall take place not later than September 10, 2012;

2. In all other respects, the Agreement shall remain unaffected.

DATED this 10th day of September, 2012.

USCORP, a Nevada corporation	USMETALS, a Nevada corporation
By:_ /s/ Robert Dultz _	By: /s/ Robert Dultz
Its: President__	Its: President

Arizona Gold Corp., a British Columbia	Arizona Gold Founders, L.L.C.,
corporation	a California limited liability company

By: /s/ William F. Hay _	By: /s/ William F. Hay
Its: President	Its: Managing Partner

/s/ William F. Hay _	Kaswit, Inc.
William F. Hay
By: /s/ Denise DuBarry Hay
/s/ Denise DuBarry Hay	Its:_ President and CEO
Denise DuBarry Hay

AGC Corp, an Arizona corporation

By:_ /s/ William F. Hay
Its: President